                                                                Exhibit 4.4

                     WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                         OF
                           ENTERTAINMENT BOULEVARD, INC.

                        Warrant to Purchase __________ Shares
                    (subject to adjustment as set forth herein)

                           Exercise Price $1.00 Per Share
                    (subject to adjustment as set forth herein)



THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION FILED IN ACCORDANCE WITH THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.


       ENTERTAINMENT BOULEVARD, INC., a Nevada Corporation (the "Company"), hereby certifies that, for value received, __________ ("Holder") is entitled, subject to the terms and conditions set forth below, to purchase from the
Company at any time before 5:00 p.m., Los Angeles time, on   August 1, 2004
(the "Expiration Date"), up to __________ shares (the "Shares") of the Company's Common Stock at a purchase price per share of $1.00 (the "Exercise Price"), subject to adjustment as provided for below.

       The number and character of the securities purchasable upon exercise of this Warrant and the Exercise Price are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any Warrants issued in substitution for or replacement of this Warrant, or any Warrants into which this Warrant may be divided or exchanged. The securities purchasable upon the exercise of this Warrant are hereinafter referred to as "Warrant Securities." As used herein, "Holder" shall mean the Holder described above and any valid transferee thereof.

       This Warrant may be assigned, transferred, sold, offered for sale, or exercised by the Holder only upon compliance with all the pertinent provisions hereof.

       1.     EXERCISE OF WARRANT.

              (a) Subject to the other terms and conditions of this Warrant, the purchase rights evidenced by this Warrant may be exercised in whole or in part at any time, and from time to time, before 5:00 p.m., Los Angeles time, on the Expiration Date, by the Holder's presentation and surrender of this Warrant to the Company at its principal office or at the office of the Company's stock transfer agent, accompanied by a duly executed Notice of Exercise, in the form attached to, and by this reference incorporated in, this Warrant as Exhibit A, and by payment of the aggregate Exercise Price, in certified funds or a bank cashier's check, for the number of Shares specified in the Notice of Exercise. In the event this Warrant is exercised in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for exercise, the Company shall execute and deliver to the Holder a new Warrant, containing the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the number of Shares as to which this Warrant has not been exercised. Notwithstanding the foregoing, the Holder may elect to exercise this Warrant pursuant to a cashless exercise, whereby the Holder would receive the full amount of the Warrant Securities less that number of shares of the Warrant Securities having a fair market value equal to the aggregate Exercise Price. Assuming such cashless exercise, the Holder will pay no other consideration in connection with the exercise of this Warrant.

              (b) Upon receipt of this Warrant by the Company as described in subsection (a) above, the Holder shall be deemed to be the holder of record of the Warrant Securities issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Warrant Securities may not have been prepared or actually delivered to the Holder.

       2.     EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT.

              (a) All sales, transfers, assignments or hypothecations of this Warrant must be in compliance with Section 7 hereof. Any assignment or transfer of this Warrant shall be made by the presentation and surrender of this Warrant to the Company at its principal office or the office of its transfer agent accompanied by a duly executed Assignment Form, in the form attached to, and by this reference incorporated in, this Warrant as Exhibit B. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, containing the same terms and conditions as this Warrant, in the name of the new Holder or Holders as named in the Assignment Form, and this Warrant shall be canceled at that time.

              (b) This Warrant, alone or with other Warrants containing substantially the same terms and conditions and owned by the same Holder, is exchangeable at the option of the Holder but at the Company's sole expense, at any time prior to its expiration either by its terms or by its exercise in full upon presentation and surrender to the Company at the Company's principal office or at the office of its transfer agent, if any, for another Warrant or other Warrants, of different denominations but containing the same terms and conditions as this Warrant, entitling the Holder to purchase the same aggregate number of Warrant Securities that were purchasable pursuant to the Warrant or Warrants presented and surrendered. At the time of presentation and surrender by the Holder to the Company, the Holder also shall deliver to the Company a written notice, signed by the Holder, specifying the denominations in which new Warrants are to be issued to the Holder.

              (c) The Company will execute and deliver to the Holder a new Warrant containing the same terms and conditions as this Warrant upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, provided that (i) in the case of loss, theft or destruction, the Company receives from the Holder a reasonably satisfactory indemnification, and (ii) in the case of mutilation, the Holder presents and surrenders this Warrant to the Company for cancellation. Any new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company regardless of whether the Warrant that was lost, stolen, destroyed or mutilated shall be enforceable by anyone at any time.

       3. ADJUSTMENTS: PUBLIC OFFERING, STOCK DIVIDENDS, RECLASSIFICATION, REORGANIZATION, MERGER AND ANTI-DILUTION PROVISIONS.

              (a) If the Company increases or decreases the number of its issued and outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares, by means of (i) the payment of a stock dividend or the making of any other distribution on such shares payable in its Common Stock, (ii) a stock split or reverse stock split or other subdivision of shares,
(iii) a consolidation or combination involving its Common Stock, or (iv) a reclassification or recapitalization involving its Common Stock, then the Exercise Price in effect at the time of such action and the number of Warrant Securities purchasable pursuant to this Warrant at that time shall be proportionately adjusted so that the numbers, rights, and privileges relating to the Warrant Securities then purchasable pursuant to this Warrant shall be increased, decreased or changed in like manner, for the same aggregate purchase price as set forth in this Warrant, as if the Warrant Securities purchasable pursuant to this Warrant immediately prior to the event at issue had been issued, outstanding, fully paid and nonassessable at the time of that event. As an example, if the Company were to declare a two-for-one stock split or a 100 percent stock dividend, then the unpurchased number of Warrant Securities subject to this Warrant would be doubled and the Exercise Price for all unpurchased Warrant Securities would be reduced by 50 percent. These adjustments would result in the Holder's rights under this Warrant not being diluted by the stock split or stock dividend and the Holder paying the same aggregate exercise price.

       If the Company shall declare a dividend payable in money on its Common Stock and at substantially the same time shall offer to its shareholders a right to purchase new shares of Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for purposes of this Warrant, be deemed to have been issued as a stock dividend.

              (b) If the Company pays or makes any dividend or other distribution upon its Common Stock payable in securities or other property, excluding money or the Company's Common Stock but including (without limitation) shares of any other class of the Company's stock or stock or other securities convertible into or exchangeable for shares of Common Stock or any other class of the Company's stock or other interests in the Company or its assets ("Convertible Securities"), a proportionate part of those securities or that other property shall be set aside by the Company and delivered to the Holder in the event that the Holder exercises this Warrant. The securities and other property then deliverable to the Holder upon the exercise of this Warrant shall be in the same ratio to the total securities and property set aside for the Holder as the number of Warrant Securities with respect to which the Warrant is then exercised is to the total Warrant Securities purchasable pursuant to this Warrant at the time the securities or property were set aside for the Holder.

       If the Company shall declare a dividend payable in money on its Common Stock and at substantially the same time shall offer to its shareholders a right to purchase new shares of a class of stock (other than Common Stock), Convertible Securities, property or other interests from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of stock, Convertible Securities, property or other interests so issued or transferred shall, for purposes of this Warrant, be deemed to have been issued as a dividend or other distribution subject to this subsection (b).

              (c) If at any time the Company grants to its shareholders rights to subscribe pro rata for additional securities of the Company, whether Common Stock, Convertible Securities, or other classifications, or for any other securities, property or interests that the Holder would have been entitled to subscribe for if, immediately prior to such grant, the Holder had exercised this Warrant, then the Company shall also grant to the Holder the same subscription rights that the Holder would be entitled to if the Holder had exercised this Warrant in full immediately prior to such grant.

              (d) The Company shall cause effective provision to be made so that the Holder shall have the right after any event described below, by the exercise of this Warrant, to purchase for the aggregate Exercise Price described in this Warrant the kind and amount of shares of stock and other securities, and property and interests, as would be issued or payable with respect to or in exchange for the number of Warrant Securities of the Company that are then purchasable pursuant to this Warrant as if such Warrant Securities had been issued to the Holder immediately before the occurrence of any of the following events: (i) the reclassification, capital reorganization, or other similar change of outstanding shares of Common Stock of the Company, other than as described and provided for in subsection (a) above; (ii) the merger or consolidation of the Company with one or more other corporations or other entities, other than a merger with a subsidiary or affiliate pursuant to which the Company is the continuing entity and the outstanding shares of Common Stock, including the Warrant Securities purchasable pursuant to this Warrant, are not converted or exchanged; or (iii) the spin-off of assets to a subsidiary or an affiliated entity, or the sale, lease, or exchange of a significant portion of the Company's assets, in a transaction pursuant to which the Company's shareholders of record are to receive securities or other interests in another entity. Any such provision made by the Company for adjustments with respect to this Warrant shall be as nearly equivalent to the adjustments otherwise provided for in this Warrant as is reasonably practicable. The foregoing provisions of this subsection (d) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of shares of Common Stock and to successive consolidations, mergers, spin-offs, sales, leases or exchanges.

              (e) If any sale, lease or exchange of all, or substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company (a "Termination of Business") shall be proposed, the Company shall deliver written notice to the Holder or Holders of this Warrant in accordance with Section 3 below as a condition precedent to the consummation of that Termination of Business. If the result of the Termination of Business is that shareholders of the Company are to receive securities or other interests of another entity, the provisions of subsection (d) above shall apply. However, if the result of the Termination of Business is that shareholders of the Company are to receive money or property other than securities or other interests in another entity, the Holder or Holders of this Warrant shall be entitled to exercise this Warrant prior to the consummation of the event at issue and, with respect to any Warrant Securities so purchased, shall be entitled to all of the rights of the other shareholders of Common Stock with respect to any distribution by the Company in connection with the Termination of Business. In the event no other entity is involved and subsection (d) does not apply, all purchase rights under this Warrant shall terminate at the close of business on the date as of which shareholders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with the Termination of Business; provided, that in no event shall that date be less than 30 days after delivery to the Holder or Holders of this Warrant of the written notice described above and in Section 4. If the termination of purchase rights under this Warrant is to occur as a result of the event at issue, a statement to that effect shall be included in that written notice.

              (f) The provisions of this Section 2 shall apply to successive events that may occur from time to time but shall only apply to a particular event if it occurs prior to the expiration of this Warrant either by its terms or by its exercise in full. All adjustments required hereby shall be calculated or verified by the Company's independent public accountants.

              (g) Unless the context requires otherwise, whenever reference is made in this Section 2 to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean (i) the common stock of the Company, (ii) any other class of stock ranking on a parity with, and having substantially similar rights and privileges as the Company's common stock, and (iii) any Convertible Security convertible into either (i) or (ii). However, subject to the provisions of subsections (d) and (e) above, Warrant Securities issuable upon exercise of this Warrant shall include only shares of the common stock designated as common stock of the Company as of the date of this Warrant and Warrants to purchase such common stock.

              (h) For purposes of subsections (a) and (b) above, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

       4. NOTICE TO HOLDERS. If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

              (i) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

              (ii) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

              (iii) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

              (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

              (v) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

              (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

              (ii) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

              (iii)  if any matters referred to in the foregoing clauses (i) and
(ii) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

       5. OFFICERS' CERTIFICATE. Whenever the Exercise Price or the aggregate number of Warrant Securities purchasable pursuant to this Warrant shall be adjusted as required by the provisions of Section 3 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant. Each such officers' certificate shall be made available to the Holder or Holders of this Warrant for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of this Warrant. The officers' certificate described in this
Section 5 shall be deemed to be conclusive as to the correctness of the that adjustment reflected therein if, and only if, no Holder of this Warrant delivers written notice to the Company of an objection to the adjustment within 90 days after the officers' certificate is delivered to the Holder or Holders of this Warrant. The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration. Failure to prepare or provide the officers' certificate shall not modify the parties' rights hereunder.

       6. RESERVATION OF WARRANT SECURITIES. The Company hereby agrees that at all times prior to the Expiration Date it will have authorized, and will reserve and keep available for issuance and delivery to the Holder, that number of shares of its Common Stock that may be required from time to time for issuance and delivery upon the exercise of the then-unexercised portion of this Warrant and all other similar Warrants then outstanding and unexercised and upon the exercise of any Warrant Securities.

       7.     TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933; REGISTRATION
RIGHTS.

              (a) This Warrant, the Warrant Securities, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws.

              (b) The Company may cause substantially the following legend, or its equivalent, to be set forth on each certificate representing the Warrant Securities, or any other security issued or issuable upon exercise of this
Warrant:

"The shares represented by this Certificate have not been registered under the Securities Act of 1933 ("the Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

              (c) If, at any time prior to the Expiration Date, the Company files a registration statement (other than on Form S-4 or S-8) with the Securities and Exchange Commission ("SEC"), the Company shall include therein the Warrant Securities. In connection herewith, the Company shall give written notice to the Holder at least forty-five (45) days before such registration is filed and the Holder must notify the Company within ten (10) days of receipt of such notice if he wishes to include the Warrant Securities in said registration statement. Notwithstanding anything to the contrary contained in this subsection (c), the Company shall not be obligated to effect any such registration hereunder if (i) in any underwritten public offering the underwriter objects to the inclusion of the Warrant Securities therein or (ii) all the Warrant Securities may be sold at one time pursuant to Rule 144 under the Act.

              (d) If no such registration statement is filed within one (1) year after the date of this Warrant, Holder may elect, at any time thereafter, to require the Company to register the Warrant Securities on any available form with the SEC. In order to make such election, the Holder must notify the Company in writing. The Company shall then file the registration statement with the SEC within thirty (30) days after receipt of such written notice and shall use its best efforts to cause such registration statement to become effective and remain effective under the Act.

              (e) In connection with the registration of any Warrant Securities pursuant to this Warrant (i) the cost thereof will be borne by the Company, except for any applicable underwriting discounts and commissions or any counsel employed by the Holder and (ii) the indemnification provisions set forth in Exhibit C attached hereto will apply.

              (f) Nothing contained in this Warrant shall be construed as requiring any Holder to exercise his Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

       8. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a share of any security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the current market value of that share. The current market value shall be determined as follows:

              (i) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on the Nasdaq quotation service, the current value shall be the last reported sale price of that security on such exchange or system on the last business day prior to the date of the applicable exercise of this Warrant or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

              (ii) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the current market value shall be the average of the last reported highest bid and lowest asked prices quoted on Nasdaq or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day of the applicable exercise of this Warrant; or

              (iii) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the current market value shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company, subject to the objection and arbitration procedure as described in Section 5 above.

       9. RIGHTS OF THE HOLDER. The Holder shall not be entitled to any rights as a shareholder in the Company by reason of this Warrant, either at law or equity, except as specifically provided for herein. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company.

       10. CHARGES DUE UPON EXERCISE. The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Warrant or the issue or delivery of Warrant Securities upon the exercise of this Warrant.

       11. WARRANT SECURITIES TO BE FULLY PAID. The Company covenants that all Warrant Securities that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant and payment of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

       12. NOTICES. All notices, certificates, requests, or other similar items provided for in this Warrant shall be in writing and shall be personally delivered or deposited in the United States mail, certified or registered with return receipt requested, postage prepaid, addressed to the respective party as indicated in the portions of this Warrant preceding Section 1. All notices shall be deemed to be delivered upon personal delivery or upon the expiration of three (3) business days following deposit in the United States mail, postage prepaid. The addresses of the parties may be changed, and addresses of other Holders and holders of Warrant Securities may be specified, by written notice delivered pursuant to this Section 12. The Company's principal office shall be deemed to be the address provided pursuant to this Section 12 for the delivery of notices to the Company.

       13. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

       14.    MISCELLANEOUS PROVISIONS.

              (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Securities and the exercise of this Warrant in full shall not terminate the provisions of this Warrant as it relates to holders of Warrant Securities.

              (b) If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

              (c) This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought.

              (d) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

              (e) The Company agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Warrant.

              (f) Section headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

Dated:                                   ENTERTAINMENT BOULEVARD, INC.



                                          By:_________________________________
                                          Its:   President

                               EXHIBIT A
                           NOTICE OF EXERCISE

(To be executed by a Holder desiring to exercise the right to purchase Shares pursuant to a Warrant.)

       The undersigned Holder of a Warrant hereby

              (a) irrevocably elects to exercise the Warrant to the extent of purchasing _______________ Shares;

              (b) makes payment in full of the aggregate Exercise Price for those Shares in the amount of $_________________ by the delivery of certified funds or a bank cashier's check in the amount of $_________________;

              (c) requests that certificates evidencing the securities underlying such Shares be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:

                     _______________________________________________
                     _______________________________________________
                     _______________________________________________
                     (Name and address of person OTHER than the undersigned in whose name Shares are to be registered)

              (d) requests, if the number of Shares purchased are not all the Shares purchasable pursuant to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Shares purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address stated below.


Dated: ________________________          _____________________________________
                                         Signature
                                         (This signature must conform in
                                         all respects to the name of the
                                         Holder as specified on the face
                                         of the Warrant.)


_______________________________          _____________________________________
Social Security Number                   Printed Name
or Employer ID Number

                                         Address: _____________________________

                                                  _____________________________

                                EXHIBIT B
                             ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned, __________________________________, hereby sells, assigns and transfers unto:

Name: _________________________________________________
          (Please type or print in block letters)


Address:      ______________________________________________

              ______________________________________________


the right to purchase _________________ Shares of Entertainment Boulevard, Inc. (the "Company") pursuant to the terms and conditions of the Warrant held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and
(ii) if there are rights to purchase Shares remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Warrant evidencing the right to purchase the number of Shares remaining after issuance and delivery of the Warrant to the above-named assignee. Except for the number of Shares purchasable, the new Warrants to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Warrant. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints ___________________________ as the undersigned's attorney-in-fact to transfer the Warrants and the rights thereunder on the books of the Company with full power of substitution for these purposes.

Dated: ________________________          _____________________________________
                                         Signature
                                         (This signature must conform in
                                         all respects to the name of the
                                         Holder as specified on the face
                                         of the Warrant.)


                                         _____________________________________
                                         Printed Name


                                         Address: _____________________________

                                                  _____________________________

                                 EXHIBIT C

          C1. The Company shall indemnify any holder of the Warrant Securities to be sold pursuant to any registration statement filed pursuant to this Warrant ("Registration Statement") and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Act, any post-effective amendment to such registration statements, or any prospectus included therein required to be filed or furnished by reason of this Warrant, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Holder expressly for use therein; which indemnification shall include each person, if any, who controls any such Holder within the meaning of the Act and each officer, director, employee and agent of such Holder.

          C2. Each holder of the Warrant Securities to be sold pursuant to any Registration Statement shall indemnify the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Act, any post-effective amendment to such registration statements, or any prospectus included therein required to be filed or furnished by reason of this Agreement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent and only to the extent as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Holder expressly for use therein; which indemnification shall include each person, if any, who controls the Company within the meaning of the Act and each officer, director, employee and agent of the Company; PROVIDED, however, that the holder shall not be obligated to indemnify any indemnified person pursuant to the foregoing indemnity, or to make any contribution pursuant to subsection C4 below, in an amount in excess of the net proceeds received by such holder with respect to the sale of the Shares.

          C3. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any indemnifying party under this Exhibit C, the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel reasonably satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer


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

be liable to the indemnified party under this Exhibit C for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any party against whom indemnification may be sought under this Exhibit C shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent, which consent shall not be unreasonably withheld.

          C4. If for any reason the indemnification provided for in this Exhibit C is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.


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